Exhibit 23(b)


                             CONSENT


      We consent to the reference to our firm under the heading "Experts" in the Quarterly Report on Form 10-Q being filed on or about the date hereof by Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States, Inc. ("Entergy Gulf States"), Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. We further consent to the incorporation by reference of such reference to our firm into Entergy Gulf States' Registration Statements on Form S-3 and Form S-8 (File Numbers 2-76551, 2-98011, 33-49739 and 33-51181) of
such reference and Statements.



                                        /s/ L. S. Sandlin


                                        SANDLIN ASSOCIATES
                                        Management Consultants

Pasco, Washington
May 6, 1996